EXHIBIT 31.1

CERTIFICATION

I, Gary B. Pruitt, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of The McClatchy Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 12, 2008	By: /s/ Gary B. Pruitt
Gary B. Pruitt
Chief Executive Officer